UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2004

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

United PanAm Financial Corp., a California corporation (the “Company”) has engaged its independent auditor, Grobstein, Horwath & Company LLP (“Grobstein Horwath”) to re-audit the Company’s corrected and restated financial statements for 2001, 2002 and 2003, and to re-review the subsequent interim periods through June 30, 2004. The Company engaged Grobstein Horwath after receiving oral notification on December 2, 2004 from its former independent auditor, KPMG LLP (“KPMG”), that it has declined to accept the engagement to re-audit the Company’s corrected and restated financial statements for 2001, 2002 and 2003, and to re-review the subsequent interim periods through June 30, 2004. The Company previously disclosed under Item 4.02 of its report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2004 that the Company expected KPMG to re-audit its financial statements for 2001, 2002 and 2003, and re-review subsequent interim periods through June 30, 2004. This information supplements and updates the information previously filed in the November 5, 2004 Form 8-K.

Authorized officers of the Company discussed with the Company’s auditor, Grobstein Horwath, the matters disclosed in this filing.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the Company’s actual results to differ materially from those anticipated in such forward-looking statements. In addition to potential risks and uncertainties detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission, other factors include, among other things, the outcome of the Company’s independent review and planned restatement or revisions to its previously announced or filed financial results and any communications of the Company’s auditors of the existence of material weaknesses in internal controls. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Date: December 8, 2004	By:	/s/ Ray Thousand
Ray Thousand President and Chief Executive Officer